UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: January 14, 2008

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
(Registrant)
(Exact name of registrant as specified in its charter)
GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND
(Rule 140 Co-Registrant)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0151234 (Registrant) 26-0151301 (Co-Registrant) (IRS Employer ID Number)

c/o Greenhaven Commodity Services, LLC 3340 Peachtree Road Suite 1910 Atlanta, GA	30346 (Zip Code)
(Address of principal executive offices)
001-33908
001-33909
(Commission File Number)
(404) 239-7942
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.
Marketing Services Agreement
     On January 14, 2008, a marketing agreement (“Marketing Agreement”) between ALPS Fund Services, Inc. (“ALPS Fund Services”), an affiliate of ALPS Distributors, Inc., the distributor of the Fund, and Greenhaven Commodity Services, LLC, (the “Managing Owner”) on behalf of the Greenhaven Continuous Commodity Index Fund (the “Fund”) and Greenhaven Continuous Commodity Index Master Fund (the “Master Fund”) was entered into.
     Pursuant to the terms of the Marketing Agreement, ALPS Fund Services will assist the Managing Owner with certain functions and duties such as providing various educational and marketing activities regarding the Fund, primarily in the secondary trading market, which activities include, but are not limited to, communicating the Fund’s name, characteristics, uses, benefits, and risks, consistent with the prospectus; providing support to national account manager’s and wholesalers field activities, and assisting national account managers in implementing sales strategies. ALPS Fund Services will not open or maintain customer accounts or handle orders for the Fund. ALPS Fund Services will engage in public seminars, road shows, conferences, media interviews, field incoming telephone “800”number calls and distribute sales literature and other communications (including electronic media) regarding the Fund.
     The Managing Owner, out of the Management Fee, will pay ALPS Fund Services for performing its duties on behalf of the Fund and the Master Fund. Pursuant to the Marketing Agreement, ALPS Fund Services will be paid the following fees out of the Management Fee of the Master Fund in an amount of (i) 0.051% per annum on the first $100 Million of the average amount of daily net assets of the Master Fund during each calendar year, or Total Net Assets, (ii) 0.068% on the next $100 of Total Net Assets (i.e., the amount of Total Net Assets above $100 Million but below $200 Million); (iii) 0.085$ on the next $300 Million in Total Net Assets (i.e., the amount of Total Net Assets above $200 Million but below $500 Million); (iv) 0.102% on the next $500 Million of Total Net Assets (i.e., the amount of Total Net Assets above $500 Million but below $1 Billion); and (v) 0.153% per annum on the Total Net Assets in excess of $1Billion.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     Exhibit 10.8 Marketing Services Agreement dated January 14, 2008 by and among Greenhaven Continuous Commodity Index Fund, Greenhaven Continuous Commodity Index Master Fund, Greenhaven Commodity Services, LLC and ALPS Fund Services, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
By Greenhaven Commodity Services, LLC, the Managing Owner

By:	/s/ Thomas Fernandes

Name:	Thomas Fernandes
Title:	Chief Operating Officer

GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND
By Greenhaven Commodity Services, LLC, the Managing Owner

By:	/s/ Thomas Fernandes

Name:	Thomas Fernandes
Title:	Chief Operating Officer
Date: January 14, 2008

EXHIBIT INDEX

Exhibit Number	Description of Document
10.8	Marketing Services Agreement